UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2026

Retension Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-43503	93-2592788
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1104 West Broad Street #1029

Falls Church, Virginia 22046

(Address of principal executive offices)

Registrant’s telephone number, including area code: (703) 940-9761

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	RTSN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Accounting Officer

On October 21, 2026, the Board of Directors of Retension Pharmaceuticals, Inc. (the “Company” or “Retension”) appointed Robert Wong as Vice President, Chief Accounting Officer (Principal Accounting Officer) of the Company, effective as of November 2, 2026 (the “Commencement Date”).

Mr. Wong, age 60, brings 30 years of management and controllership experience to the Company, most recently serving as Vice President of Accounting of The Save Mart Companies, one of the West Coast’s largest regional, full-service grocery chains, where he managed a team responsible for the company’s accounting, finance, tax and treasury. Prior to that, he served as Vice President and Chief Accounting Officer of at Cytokinetics, Inc. (NASDAQ: CYTK), a biopharmaceutical company, from 2019 to 2024 and from 1996 to 2019, served in roles of increasing responsibility in accounting and finance, culminating in serving as Controller and Chief Accounting Officer, of Genentech, Inc., a biotechnology company that became a wholly owned subsidiary of Roche Holding in 2009. Mr. Wong began his career as an audit manager at Ernst & Young LLP. He received his Bachelor of Science in Business Administration from the University of California, Berkeley and is a certified public accountant.

There is no arrangement or understanding between Mr. Wong and any other person pursuant to which he was appointed Chief Accounting Officer and there are no family relationships between Mr. Wong and any of the Company’s directors or executive officers. Mr. Wong does not have a direct or indirect material interest in any transaction that would be required to be disclosed under Item 404(a) of Regulation S-K.

The Company and Mr. Wong entered into an Offer Letter establishing the terms of Mr. Wong’s employment with the Company (the “Offer Letter”), which provides for the following compensation:

●	An annual base salary of $360,000

●	Eligibility to earn a discretionary bonus with a target opportunity equal to 30% of his base salary paid in either cash or equity, prorated for 2026;

●	A sign-on bonus of $20,000, subject to continued employment through March 31, 2027; and

●	A stock option award to purchase 25,000 shares of the Company’s common stock, effective as of the Commencement Date, which award will vest 25% on the first anniversary of the Commencement Date and thereafter in thirty-six monthly increments, subject to continued service to the Company on each vesting date and subject to the standard terms and conditions of the Company’s form of stock option agreement.

Mr. Wong will also be eligible to participate in the compensation and benefit programs generally available to executives of the Company, including participation in the Company’s Executive Change in Control and Severance Plan.

The above description of the Offer Letter is qualified in its entirety by reference to the terms of the Offer Letter, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Offer Letter, by and between Robert Wong and Retension Pharmaceuticals, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 22, 2026	Retension Pharmaceuticals, Inc.

	By:	/s/ Eric Keller
	Name:	Eric Keller
	Title:	Chief Executive Officer

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